HomeStreet, Inc. Reports Record Quarterly Net Income in Commercial and Consumer Banking Segment
Third Quarter 2017 Consolidated Net Income of $13.8 million, or $0.51 per Diluted Share
SEATTLE – October 23, 2017 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $13.8 million, or $0.51 per diluted share, for the quarter ended September 30, 2017, compared with net income of $11.2 million, or $0.41 per diluted share for the quarter ended June 30, 2017, and $27.7 million, or $1.11 per diluted share for the quarter ended September 30, 2016. Core net income(1), which for the third quarter of 2017 excludes $2.5 million in restructuring costs, net of tax and $229 thousand in acquisition-related costs, net of tax, for the quarter ended September 30, 2017, was $16.6 million, or $0.61 per diluted share, compared with core net income(1) of $11.4 million, or $0.42 per diluted share, for the quarter ended June 30, 2017, and $28.0 million, or $1.12 per diluted share, for the quarter ended September 30, 2016.
Key developments and results of Q3 2017 include:

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Continued our strong performance in Commercial and Consumer Banking segment with record quarterly net income of $14.0 million compared with $9.4 million for the second quarter of 2017 and $10.1 million in the third quarter of 2016

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Implemented a restructuring plan in our Mortgage Banking segment to reduce our cost structure to align with market conditions, resulting in charges of $3.9 million, comprised of $3.3 million in real estate related charges and $545 thousand in severance costs

▪	Placed 80th on Fortune Magazine's 100 Fastest Growing Companies list of 2017

▪	Completed the purchase of one retail deposit branch and related deposits in El Cajon, California

▪	Grew loans held for investment to $4.34 billion, an increase of $155.8 million, or 4%, from $4.18 billion at June 30, 2017

▪	Grew total assets to $6.80 billion, an increase of $209.8 million, or 3%, from $6.59 billion at June 30, 2017

“HomeStreet delivered solid financial results in a challenging environment during the third quarter of 2017,” said Mark K. Mason, Chairman, President, and Chief Executive Officer. “Higher interest rates reduced refinance mortgage originations and the ongoing housing shortages in our primary markets have reduced purchase mortgage originations. In response, we instituted a restructuring plan in the Mortgage Banking segment to reduce our cost structure to better align with market conditions. Restructuring initiatives included a reduction in staffing; production office closures, consolidations, and space reductions affecting nine single family lending centers; and a streamlining of the single family lending senior leadership team. These actions resulted in approximately $3.9 million of pre-tax charges recorded in the quarter. We expect these actions to result in annual pre-tax expense savings of approximately $13.2 million beginning in the fourth quarter. We believe that these restructuring steps will align our cost structure with our current production opportunities and return the profitability of the Mortgage Banking segment to the levels that we expect. We continue to focus on achieving additional branch, product, and operating efficiencies to reduce volatility and improve overall profitability going forward.
“Our Mortgage Banking segment remains an important part of HomeStreet’s heritage and business going forward,” Mason continued. “Our retail focus, broad product mix, and competitive pricing continue to attract some of the best retail originators in our markets and reinforce our position as the top purchase mortgage originator in the Pacific Northwest during the third quarter of 2017.”
“We are happy to report that our Commercial and Consumer Banking segment achieved $14.0 million of net income for the third quarter, a record for the segment. Loans held for investment grew by 4% during the quarter contributing to strong growth in net interest income; and $227.6 million of SBA and commercial real estate loans sold during the quarter contributed to a sizeable increase in noninterest income. Additionally, during the quarter we closed on the acquisition of a retail deposit branch in El Cajon, California, a fast growing suburb in eastern San Diego County bringing our total branches to four in San Diego County and 16 in Southern California. Asset quality continues to be strong with nonperforming assets declining to 0.28% of total assets, representing the lowest absolute and relative levels of problem assets since 2006.”
For details on the complete earnings release, please refer to the Company's investor relations website at http://ir.homestreet.com as well as the Company's Form 8-K filing at www.sec.gov.

(1) For notes on non-GAAP financial measures, see pages 12 and 33 in the full earnings release.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 24, 2017, at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Mark R. Ruh, Executive Vice President and CFO, will discuss third quarter 2017 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10112489 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10112489.

The information to be discussed in the conference call will be posted on the Company's web site after the market closes on Monday, October 23, 2017.
About HomeStreet
Now in its 97th year HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. The bank has consistently received an “outstanding” rating under the federal Community Reinvestment Act (CRA) and is keenly focused on serving the communities where we conduct business. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry and our expectations about the future regarding recent and planned growth. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with the recent restructuring of our mortgage banking segment and to anticipate and address similar issues affecting this and our other business segment, as well as our ability to continue to strategically expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow. These limitations and risks include without limitation changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities, our ability to maintain electronic and physical security of our customer data and our information systems, our ability to maintain compliance with current and evolving laws and regulations, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, our ability to operate our business efficiently in a time of lower revenues, increases in the competition in our industry and across our markets and the extent of our success in resolving problem assets. The results of our acquisitions as well as our restructuring activities in the mortgage banking segment may fall short of our financial and operational expectations. We may not realize the benefits from completed or future acquisitions in the anticipated time frame (or at all). We may not be able to achieve the full benefit of cost efficiency programs we have previously implemented or those we may develop in the future. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, the impact of natural disasters on housing availability and the ability of our customers to meet their debt obligations, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and recent and future legislative or regulatory actions or reform that affect our Company directly, our business or the banking or mortgage industries more generally. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, and updated from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2016, has been derived from our audited financial statements for the year then ended as included in our 2016 Form 10-K. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2016, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed “core net income” to provide comparisons of quarter-to-date fiscal 2017 net income to the corresponding periods of fiscal 2016. We believe this information is useful to investors who are seeking to exclude the after-tax impact of restructuring charges and the after-tax impact of acquisition-related expenses, which we recorded in connection with our merger with Orange County Business Bank on February 1, 2016, with our acquisition of two retail deposit branches in Lake Oswego, Oregon on August 12, 2016, two retail deposit branches in Southern California on November 11, 2016, and one retail deposit branch in Southern California on September 15, 2017. We also have presented adjusted expenses, which eliminate costs incurred in connection with these acquisitions. Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate acquisition-related impacts. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We also have disclosed tangible equity ratios, return on average tangible shareholders’ equity and tangible book value per share of common stock which are non-GAAP financial measures. Tangible common shareholders' equity is calculated by deducting goodwill and intangible assets (other than loan servicing rights) from shareholders' equity. Tangible book value is calculated by dividing tangible common shareholders' equity by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average tangible common shareholders' equity.
Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our results of core operations by excluding certain restructuring-related expenses, as well as acquisition-related revenues and expenses that may not be indicative of our expected recurring results of operations. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.
For more information on these non-GAAP financial measures, see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," included at the end of the full earnings release.

Source: HomeStreet, Inc.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com